Exhibit 10.8.10

AMENDMENT NO. 2 TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 to Executive Employment Agreement (this “Amendment”) is entered into as of January 14, 2004 by and between Staktek Corporation, a Texas corporation (the “Company”) and David G. Boone (“Executive;” collectively, the “Parties”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in that certain Executive Employment Agreement, dated August 20, 2003, between the Company and the Executive, as amended by Amendment No. 1, dated November 19, 2004 (the “Agreement”). Each reference to a section number shall, unless otherwise expressly provided herein, refer to such enumerated section of the Agreement.

RECITALS

A.    The Agreement, as amended by Amendment No. 1, contains severance provisions that are applicable in the event Executive voluntarily terminates his employment with the Company as a result of a reduction in Executive’s employment status, duties, compensation or benefits without Executive’s consent.

B.    Each of the Company and the Executive wishes to amend the Agreement, as amended by Amendment No. 1, in connection with Executive’s continuing his employment relationship with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

The proviso in the last sentence of Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“; provided, however, that in no event shall a termination without ‘Cause’ include Executive’s voluntary termination as a result of this Amendment changing Executive’s status, duties or benefits from Vice President and Chief Financial Officer to Vice President of Finance if such voluntary termination occurs after the later of (i) March 12, 2004 or (ii) the closing of the Company’s initial public offering of its Common Stock (the later of (i) or (ii) being the ‘Transition Term Date.’)”

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first written above.

STAKTEK CORPORATION

By:	/s/ JAMES CADY

James Cady President and Chief Executive Officer

DAVID G. BOONE

/s/ DAVID G. BOONE
David G. Boone